UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2012

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Core Molding Technologies, Inc. (the “Company”) was held on May 9, 2012. A total of 6,487,823 shares of the Company’s common stock entitled to vote were present or represented by proxy at the Annual Meeting constituting a quorum. At the Annual Meeting, the Company’s stockholders approved the two proposals which are described in detail in the Company’s definitive proxy statement dated April 9, 2012 (“Definitive Proxy”). Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

With respect to the election of directors, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors. With respect to the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm, broker non-votes did not have any affect on the outcome of the vote.

The results are as follows:

Proposal 1 — Election of five directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Kevin L. Barnett	3,941,246	829,763	1,716,814
Thomas R. Cellitti	3,857,117	913,892	1,716,814
James F. Crowley	4,647,393	123,616	1,716,814
Ralph O. Hellmold	4,644,992	126,017	1,716,814
James L. Simonton	3,962,715	808,294	1,716,814

Proposal 2 — Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for year ended December 31, 2012.

Votes For	Votes Against	Votes Abstain
6,440,575	17,049	30,199

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 9, 2012	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer